                                                                   EXHIBIT 10.2


                                 EMPLOYMENT AGREEMENT

     THIS AGREEMENT by and among TPEG MERGER COMPANY, A CALIFORNIA CORPORATION (the "COMPANY"), and CRAIG SUSSMAN ("EXECUTIVE"), a California resident, dated as of the15th day of July, 1998.

                                 W I T N E S S E T H

          WHEREAS, the Company wishes to employ the Executive for the period provided in this Agreement, and the Executive is willing to serve in the employ of the Company on the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties agree as follows:

     1. EMPLOYMENT. The Company hereby agrees to continue to employ the Executive, and the Executive hereby agrees to continue his employment with the Company, on the terms and subject to the conditions set forth herein.

     2. TERM OF EMPLOYMENT. The term of the Executive's employment under this Agreement shall commence as of July 15, 1998 and shall end on the earlier of (i) the five (5) year anniversary thereof (the "EMPLOYMENT PERIOD") or (ii) the date of termination in accordance with SECTION 5 hereof (the "TERM").

     3.   TITLES AND RESPONSIBILITIES.

          a. TITLES. During the Employment Period, the Executive shall serve as the Chief Executive Officer of the Company. For purposes of definitions under this Agreement, the other "Executive Officers" of The Producers Entertainment Group Ltd. ("TPEG") are defined as the TPEG individuals required to file Forms 3, 4, and 5 with the Securities and Exchange Commission, due to their officer positions.

          b. RESPONSIBILITIES. Company hereby engages Executive to provide his exclusive services to supervise the exploitation and sale of such motion pictures and television programs to financiers, distributors, television networks, syndicator, cable systems, motion picture studios, video companies, video distributors and other buyers or licensees of such product throughout the world.
          Executive shall be the Company's most senior executive and shall be responsible for supervising and overseeing the Company's day to day operations. Executive shall have control, to the extent appropriate, over decisions and policies relating to business and financial affairs, strategic planning, program acquisitions, sales, financial planning and control, relations with third party suppliers, employee hiring and termination, and general administrative matters, within the annual


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business plan once approved by the Board of Directors of TPEG each year, pursuant to the Merger Agreement.

          Pursuant to the terms and conditions hereof, Executive hereby accepts such engagement. The Executive shall report and be responsible to the Board of Directors of TPEG and must receive board approval from the Company's Board of Directors on such matters as required by the California General Corporation Law.

          In the event that Craig Sussman does not serve as Chief Executive Officer of the Company for the entire Employment Period as defined herein, then Tom Daniels shall be elevated from his position of President of the Company to Chief Executive Officer of the Company and shall assume the responsibilities of Chief Executive Officer of the Company for the remainder of the Employment Period.

          c. PLACE OF PERFORMANCE. During the Employment Period, the Executive's office shall be located at the offices of the Company (subject to travel), which shall be in Los Angeles metropolitan areas, except for required business travel consistent with the Executive's position. The Company shall provide the Executive with an office reasonably acceptable to him, and other support reasonably appropriate to his duties.

          d. BUSINESS TIME. During the Employment Period, the Executive agrees to devote his full business time during normal business hours to the business and affairs of the Company and to use his best efforts to perform faithfully, diligently and competently the responsibilities assigned to him hereunder, to the extent necessary to discharge such responsibilities, except for (i) time spent serving on corporate, civic or charitable boards or committees only if and to the extent not substantially interfering with the performance of such responsibilities, (ii) periods of vacation, disability and sick leave to which he is entitled, and (iii) reasonable activities having a charitable, educational or other public interest purpose.

     4.   COMPENSATION.

          a. BASE SALARY; BONUSES. During the Employment Period, the Executive shall receive an annual base salary ("BASE SALARY") equal to THREE HUNDRED THOUSAND DOLLARS ($300,000.00), payable in accordance with the customary payroll procedures as in effect from time to time for senior executives of the
Company.    In the event that the Company achieves the profit levels set forth on EXHIBIT A hereto, for such year, or achieves the profit levels set forth in the annual business plan approved by the Board of Directors of TPEG, then for each such year Executive shall be entitled to an annual increase equal to fifteen percent (15%) of the then applicable Base Salary. Notwithstanding the foregoing sentence, in no event shall the Base Salary exceed the total sum of Five Hundred Thousand Dollars ($500,000.00). Additionally, for any year where the Company achieves the profit levels as defined in the Merger Agreement and as set forth in EXHIBIT A hereto, for such year, or achieves the profit levels set forth in the annual business plan approved by the Board of Directors of TPEG, the compensation committee of the Board of Directors of TPEG shall authorize the payment of a bonus, in cash or in kind, in an amount representing the equivalent of a minimum of ten percent (10%) of Executive's Base Salary for the preceding year. This bonus shall be calculated based solely on annual earnings figures and earnings figures shall not be cumulative with earnings figures from other years.

          b. VACATION. During the Employment Period, the Executive shall be entitled to four (4) weeks paid vacation per year, to be accrued and taken in accordance with the Company's vacation policy.

          c. EXPENSES. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable and required business-related expenses incurred by the Executive in accordance with the policies and procedures of TPEG, as applicable to the Executive Officers of TPEG.

          d.   AUTOMOBILE REIMBURSEMENT.     During the Term, Executive shall be
entitled to receive a monthly automobile reimbursement in the total amount of One Thousand Dollars ($1,000.00) (the "AUTOMOBILE REIMBURSEMENT"), payable monthly on the first day of each month commencing on the first day of the month following the effective date of the Merger (as such term is defined in the Merger Agreement) (the "REIMBURSEMENT DATE"); PROVIDED, HOWEVER, that the Automobile Reimbursement shall include the PRO RATA amount dated from the effective date of the Merger, for the first month only. The Automobile Reimbursement shall be increased to One Thousand Two Hundred Dollars ($1,200) on the one year anniversary of the Reimbursement Date.

          e. OTHER EXECUTIVE BENEFITS. Without limiting the foregoing provisions of this SECTION 4, during the Employment Period the Executive shall be entitled to participate in or be covered under all compensation, bonus, pension, retirement and welfare and fringe benefit plans, programs and policies of the Company applicable to the Executive Officers of TPEG. Attached hereto as EXHIBIT B is a true and correct copy of the Company's Employee Handbook. Additionally, the Company agrees to purchase disability insurance if available from an insurance carrier for a price not to exceed Six Thousand Dollars ($6,000) in annual premiums. If Executive wishes to obtain disability insurance requiring a higher annual premium, he shall be permitted to pay the extra annual premium amount above the annual premium amount paid by the Company.

     5.   TERMINATION.

          a. DEATH OR DISABILITY. The Executive's employment pursuant to this Agreement shall terminate automatically upon the Executive's death. The Company may terminate the Executive's employment for Disability by giving to the Executive notice of its intention in accordance with SECTION 5(e) unless Executive returns to the performance of the essential functions of his employment within thirty (30) days after receipt of such notice. For purposes of this Agreement, "DISABILITY" means any physical or mental condition that renders the Executive unable to perform the essential functions of his employment for 90 consecutive days or for a total of 180 days in any period of 360 consecutive days.

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          b.   VOLUNTARY TERMINATION AFTER CHANGE IN CONTROL.  Notwithstanding
anything in this Agreement to the contrary, the Executive may voluntarily terminate his employment at any time, after a Change in Control (as defined below), (i) for any reason upon six months' written notice to the Company, or
(ii) if termination is for Good Reason or on account of the Executive's serious illness, upon written notice pursuant to SECTION 5(e) but without any notice period. In the event of any termination pursuant to this SECTION 5(b), the Executive shall have no further obligation to the Company under this Agreement, except as provided in SECTION 8.

          c. CAUSE. The Company may terminate the Executive's employment for Cause. For purposes of this Agreement, "CAUSE" means:

     Executive's engaging in gross misconduct materially and demonstrably injurious to the Company; material failure to perform the services required hereunder after written notice and an opportunity to cure, if curable; or conviction by final judgment of a felony constituting fraud, theft, embezzlement or homicide.

          d. GOOD REASON. The Executive may terminate his employment for Good Reason at any time in accordance with SECTION 5(e). For purposes of this Agreement, "GOOD REASON" means (i) a material reduction in the nature or scope of the Executive's position, title, status, authority, duties, powers or functions on the date of this Agreement; (ii) the assignment to the Executive of any material duties which are not commensurate with or at least as prestigious as the Executive's duties and responsibilities as contemplated by this Agreement; (iii) a material breach by the Company of any of the provisions of this Agreement; (iv) the failure of TPEG to deliver any of the Contingent Consideration or any of the Escrow Stock (as such terms are defined in the Agreement of Merger by and among MWI Distribution, Inc., TPEG and the Company dated July 15, 1998 (the "MERGER AGREEMENT")) as required pursuant to the terms of the Merger Agreement; or (v) the failure by the Company to obtain an agreement, reasonably satisfactory to the Executive, from any successor to assume and agree to perform this Agreement, as contemplated by SECTION 12(b); or (vi) after a "Change in Control," as contemplated by SECTION 6(d).

          e. NOTICE OF TERMINATION. Any termination by the Company for Cause or Disability or by the Executive for Good Reason shall be communicated by a written notice (a "NOTICE OF TERMINATION") to the other party hereto given in accordance with SECTION 12(d). A "NOTICE OF TERMINATION" shall set forth in reasonable detail the events giving rise to such termination. The Company may deliver the Notice of Termination relating to a Disability on any day following the 89th consecutive day of such Disability or the day following the 179th day of disability during a period of 360 consecutive days.

          f. DATE OF TERMINATION. For purposes of this Agreement, the term "DATE OF TERMINATION" means (i) in the case of termination for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of his duties during such 30-day period); (ii) in the case of termination for Cause, a date specified in the Notice of Termination (which shall not be less than 30 days nor more than 60 days

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from the date such Notice of Termination is given); (iii) in the case of any other termination for which a Notice of Termination is required, the date of receipt of such Notice of Termination or, if later, the date specified therein, as the case may be; and (iv) in all other cases, the actual date on which the Executive's employment terminates during the Employment Period.

     6.   OBLIGATIONS OF THE COMPANY UPON TERMINATION.

          a. DEATH, DISABILITY, CAUSE AND VOLUNTARY TERMINATION. If at any time before or after a Change in Control the Executive's employment is terminated by the Company during the Employment Period by reason of the Executive's death, Disability or for Cause, or is voluntarily terminated by the Executive (other than for Good Reason), the Company shall have no further obligation to the Executive or the Executive's legal representatives other than
(i) those obligations earned for Base Salary and payments under any Company bonus plan which may have accrued at the Date of Termination (the "ACCRUED OBLIGATIONS"), (ii) those obligations expressly provided under any of the plans referred to in SECTION 4(e) (the "BENEFIT RIGHTS") and (iii) upon a termination of the Executive's employment by reason of his death, the payment provided in
SECTION 6(a)(i), if applicable, shall be paid to the Executive's estate in a lump sum in cash within 15 days of the Date of Termination.

          b. Prior to Change in Control, Termination by the Company other than for Cause or Disability and Termination by the Executive for Good Reason.
               __________________________________________________________

               i. LUMP SUM PAYMENTS. If during the Employment Period and prior to a Change in Control (as defined below), the Company terminates the Executive's employment other than for Cause or Disability, or the Executive terminates his employment for Good Reason, the Company shall provide the Benefit Rights and shall pay to the Executive in a lump sum in cash within fifteen (15) days of the Date of Termination the sum of the following amounts: (A) the Accrued Obligations; plus (B) an amount equal to the product of (1) one-twelfth times (2) the sum of the Executive's Base Salary plus the Executive's average annual bonus which was received for the three years ended before the Date of Termination, times (3) the number of full or partial of months remaining in the unexpired term of the Employment Period, but in no event less than twelve (12) months (such period being the "SEVERANCE PERIOD").

               ii. WELFARE BENEFITS. The Company shall provide or cause to be provided to the Executive and his family for the Severance Period continued life, medical, dental and disability insurance benefits at least equal to those which the Executive was receiving or entitled to receive immediately prior to the termination of employment described in SECTION 6(b)(i).

               iii. OFFICE. For the Severance Period, the Company shall provide the Executive with an office reasonably acceptable to him.

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


               iv. STOCK. If during the Employment Period and prior to a Change in Control (as defined below), the Company terminates the Executive's Employment other than for Cause or Disability, or the Executive terminates his employment for Good Reason, Executive shall receive stock with a value at the Date of Termination of $1.0 million if such termination occurs during the first year of this Agreement; or Executive shall receive stock with a value of $750,000 if such termination occurs within the second year of this Agreement; or Executive shall receive stock with a value of $500,000 if such termination occurs within the third year of this Agreement.

               v. SAVINGS CLAUSE. Notwithstanding anything contained herein to the contrary, any payment required to be made hereunder shall be reduced to the maximum amount possible so that no excise tax is imposed on the Executive by virtue of the receipt of such payment pursuant to the "golden parachute" provisions of Section 4999 of the Internal Revenue Code of 1986, as amended, or similar state statutes.

               vi. DISCHARGE OF THE COMPANY'S OBLIGATIONS. The Company shall have no further obligations to the Executive in respect of any termination other than as described in this SECTION 6.

               vii. GUARANTEE. TPEG irrevocably guarantees the payment and performance of all covenants of and sums payable by the Company that arise under this Agreement (the "GUARANTEED OBLIGATIONS"). The Guaranteed Obligations include, without limitation, Base Salary, bonus and all amounts payable upon termination of Executive's employment hereunder. TPEG is hereby providing a guaranty of payment and performance of the Guaranteed Obligations and not to collectibility. TPEG's guaranty hereunder is a continuing guaranty for all present and future amounts. TPEG's guaranty shall not be affected by, and shall cover, any amendment or modification to this Agreement, so long as TPEG or the Company's Board of Directors approves such amendment or modification. TPEG's liability hereunder shall continue until all the Guaranteed Obligations have been paid and satisfied in full. TPEG hereby waives: (i) any right to require Executive to pursue a remedy before proceeding against TPEG (provided that, with respect to any of the Guaranteed Obligations that do not relate to the payment or provision of money or benefits, Executive shall first seek recourse against the Company, and with respect to all other Guaranteed Obligations, Executive shall first provide the Company with 30 days written notice and a reasonable opportunity to cure); (ii) subject to the preceding clause (i), demand, diligence, presentment, and notices of protest, dishonor and nonpayment; (iii) rights of subrogation or reimbursement; and (iv) defenses arising because of Executive's election of the application of Section 1111(b)(2) of the Federal Bankruptcy Code. TPEG agrees that Executive may pursue available remedies against the Company without impairing TPEG's obligations under this Agreement. TPEG's guarantee shall remain in full force and effect should any of the Company's authorized payments to Executive be avoided, set aside or recovered as a preference, fraudulent transfer or fraudulent conveyance, even if TPEG has given notice of revocation prior thereto or if the Company had paid and performed in full the Guaranteed Obligations. TPEG's obligations under this Agreement shall not be altered,

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limited or affected by any bankruptcy, insolvency, receivership or liquidation proceeding regarding the Company.

          c. Following Change in Control, Termination by the Company other than for Cause or Disability and Termination by the Executive for Good Reason.
               ________________________________________________________

               i. LUMP SUM PAYMENTS. If during the Employment Period and following a Change in Control, the Company terminates the Executive's employment other than for Cause or Disability, or the Executive terminates his employment for Good Reason, the Company shall provide the Benefits Rights and shall pay to the Executive in a lump sum in cash within 15 days of the Date of Termination the sum of the following amounts: (A) the Accrued Obligations; plus (B) an amount equal to the product of (1) the greater of (i) 2.99 or (ii) one twelfth multiplied by the number of full or partial of months remaining in the unexpired term of the Employment Period, multiplied by (2) the sum of the Executive's Base Salary plus the Executive's average annual bonus which was received for the three years ended before the Date of Termination.

               ii. WELFARE BENEFITS. The Company shall provide or cause to be provided to the Executive and his family for a period of 36 months following such termination continued life, medical and dental and disability insurance benefits at least equal to those which the Executive was receiving or entitled to receive immediately prior to the termination of employment described in
SECTION 6(c)(i).

               iii. OFFICE. For a period of 36 months following such termination, the Company shall provide the Executive with an office and an executive secretary reasonably acceptable to him and other support services reasonably appropriate to an executive of a public corporation.

               iv. DISCHARGE OF THE COMPANY'S OBLIGATIONS. The Company shall have no further obligations to the Executive in respect of any termination other than as described in this SECTION 6.

     d. CHANGE IN CONTROL. A Change in Control shall be deemed to have occurred:

          i. Following any merger, consolidation or recapitalization of the Company (or, if the capital stock (the "STOCK") of the Company is affected, any subsidiary of the Company) or any sale, lease, or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company (each of the foregoing being an "ACQUISITION

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               TRANSACTION") where (x) the shareholders of the Company
               immediately prior to such Acquisition Transaction would not immediately after such Acquisition Transaction beneficially own, directly or indirectly, shares representing in the aggregate more than 65% of (A) the then outstanding common stock of the corporation surviving or resulting from such merger, consolidation or recapitalization or acquiring such assets of the Company, as the case may be (the "SURVIVING CORPORATION") (or of its ultimate parent corporation, if any) and (B) the Combined Voting Power (as defined below) of the then outstanding Voting Securities (as defined below) of the Surviving Corporation (or of its ultimate parent corporation, if any) or (y) the Incumbent Directors at the time of the initial approval of such Acquisition Transaction would not immediately after such Acquisition Transaction constitute a majority of the Board of Directors of the Surviving Corporation (or of its ultimate parent corporation, if any); or

          ii. any Person (as defined below) shall become the beneficial owner (as defined in Rule 13d-3 and 13-d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate 50% or more of either
               (i) the then outstanding shares of Stock, or (ii) the Combined Voting Power of all then outstanding Voting Securities of the Company; PROVIDED; HOWEVER, that notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to have occurred for purposes of this SUBSECTION (2) solely as the result of an acquisition of Stock by the Company which, by reducing the number of shares of Stock or other Voting Securities outstanding, increases (i) the proportionate number of shares of Stock beneficially owned by any Person to 20% or more of the shares of Stock then outstanding or (ii) the proportionate voting power represented by the Voting Securities beneficially owned by any Person to 20% or more of the Combined Voting Power of all then outstanding Voting Securities; PROVIDED, HOWEVER, that if any Person referred to in this clause (2) shall thereafter become the beneficial owner of any additional shares of Stock or other Voting Securities of the Company (other than pursuant to a stock split, stock dividend or similar transaction or an acquisition exempt under such SUBSECTION (ii), then a Change in Control shall be deemed to have occurred for purposes of this clause (ii).

          iii. For purposes of this Agreement:

                                       8

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               (1)  "PERSON" shall mean any individual,
                    entity (including, without limitation,
                    any corporation, partnership, trust,
                    joint venture, association or
                    governmental body and any successor to
                    any such entity) or group (as defined in Sections 13(d)(3) or 14(d)(2) of the Exchange Act and the rules and regulations thereunder); PROVIDED,
                    HOWEVER, that Person shall not include
                    Executive, the Company, any of its
                    majority-owned subsidiaries, any
                    executive benefit plan of the Company or any of its majority-owned subsidiaries or any entity organized, appointed or established by Executive, the Company or any of its majority-owned subsidiaries for or pursuant to the terms of any such plan, or any of their affiliates;

               (2)  "VOTING SECURITIES" shall mean all
                    securities of a corporation having the
                    right under ordinary circumstances to
                    vote in an election of the board of
                    directors of such corporation;

               (3)  "COMBINED VOTING POWER" shall mean the
                    aggregate votes entitled to be cast
                    generally in the election of directors
                    of a corporation by holders of then
                    outstanding Voting Securities of such
                    corporation; and

               (4)  "COMPANY" shall mean the Company or
                    TPEG.

     7. NO MITIGATION: NO OFFSET. In no event shall the Executive be obligated to seek other employment by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. Any amounts that may be earned by the Executive other than from the Company after the Date of Termination shall not reduce the Company's obligation to make any

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payments hereunder.  The amounts payable by the Company hereunder shall not be subject to any right of set-off that the Company may assert against the Executive.

     8.   NONCOMPETITION.

          a. SCOPE. In the case of the Executive's termination of employment, including due to the expiration of the Employment Period, the Executive shall not, during the Employment Period and for one year following the Date of Termination (collectively, "EXECUTIVE RESTRICTED PERIOD"), (a) divert to any competitor of the Company in the business conducted by the Company (the "DESIGNATED INDUSTRY") any project of the Company that the Company has an option to acquire or otherwise has control over; or (b) solicit or encourage any officer, employee or consultant of the Company to leave their employ for employment by or with any competitor of the Company in the Designated Industry. If at any time the provisions of this SECTION 8 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this SECTION 8 shall be considered divisible and shall become and be immediately amended to apply only to such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; Employee agrees that this SECTION 8 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein. Nothing in this SECTION 8 shall prevent or restrict Employee from engaging in any business or industry in the Designated Industry in any capacity.

          b. IRREPARABLE HARM. The Executive agrees that the remedy at law for any breach of this SECTION 8 shall be inadequate and that the Company shall be entitled to injunctive relief.

          c. COVENANT REGARDING CONFIDENTIALITY. All information about the business and affairs of the Company which is not generally available to the public or disclosed by the Company, and any information about the Company which becomes generally available to the public as a result of a breach by any person of any confidentiality obligation to the Company (including, without limitation, its secrets and information about its business, financial condition and performance, prospects, products, technology, know-how, merchandising and advertising programs and plans, and the names of its suppliers, customers and lenders and the nature of its dealings with them) constitute "CONFIDENTIAL INFORMATION." Executive acknowledges that he will have access to, and knowledge of, Confidential Information, and that improper use or revelation of same by Executive, whether during or after the termination of his employment by the Company, could cause serious injury to the business of the Company. Accordingly, Executive agrees that, except as required to perform his duties under this Agreement, or as required by law, rule, or regulation, he will forever keep secret and inviolate, and will not at any time, reveal, divulge or make known, any Confidential Information, whether or not such Confidential Information was developed, devised or otherwise created in whole or in party by the efforts of Executive.
Executive further agrees that he will provide the Company with ten (10) days written notice prior to any disclosure of Confidential Information in order to afford the Company sufficient time to seek injunctive relief to enjoin the disclosure of the Confidential Information. The notice shall include the date of the intended disclosure, a detailed description of the Confidential Information to be disclosed, the reason for the Disclosure, and the party seeking disclosure of the Confidential Information. Executive also agrees that he will not use any Confidential Information for his own benefit or directly or indirectly for the benefit or any person or organization other than the Company or its affiliates.

          If Executive is compelled by subpoena or other formal judicial process to disclose Confidential Information, he shall promptly give notice to the Company. Upon receiving such notice, the Company shall provide legal counsel to respond to the subpoena or other formal judicial process on behalf of Executive at Company expense. Such legal counsel provided at the expense of the Company shall make the determination as to the appropriate response to such subpoena or formal judicial process on behalf of Executive.

     9. INDEMNIFICATION. The Company shall indemnify and hold harmless the Executive, his heirs and personal representatives to the fullest extent permitted by applicable law, as now or hereafter in effect, with respect to any acts, omissions or events that occurred while the Executive is or was an employee of the Company or serves or served the Company or any other corporation or other enterprise of any kind in any capacity at the request of the Company (an "Enterprise"). Without limiting the generality of the foregoing, the Company shall promptly pay, or reimburse the Executive for, or advance to the Executive amounts for the payment of (a) all of the Executive's reasonable expenses, including attorneys' fees and court costs, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, including any suit seeking recovery under any Company director's and officer's liability policy, or in connection with any appeal thereof, to which the Executive may be a party by reason of any action taken or failure to act under or in connection with his service for the Company or an Enterprise; and (b) all amounts required to be paid in settlement of or in satisfaction of a judgment in connection with any such action, suit or proceeding; provided, however, that the Company shall not be required to indemnify or hold harmless the Executive, his heirs or personal representatives in any manner whatsoever in the event and to the extent there is a final and nonappealable judgment by a court of competent jurisdiction that the liability incurred by the Executive resulted from his gross negligence, fraud or willful malfeasance.

     10. ARBITRATION. If a dispute arises between Executive and/or the Company and/or TPEG and/or any of the parties or beneficiaries to this Agreement, respecting the terms of this Agreement or Executive's employment, including, without limitation, any dispute with respect to the validity of this Agreement or this arbitration clause, such dispute shall be finally resolved by binding arbitration as follows. Any party may require that the dispute be submitted to binding arbitration, and in such event the dispute shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. If a matter is submitted to arbitration, each of the parties shall choose one arbitrator. The arbitrators selected by the two parties shall choose a third arbitrator who shall act as chairman and shall be an attorney and a member of the panel of the American Arbitration Association. Each party shall agree to a speedy hearing upon the matter in dispute and the judgment upon the award rendered by the arbitrators may be entered in any

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

court having jurisdiction thereof. The place of arbitration shall be Los Angeles, California. Notwithstanding anything to the contrary contained herein, no discovery shall be permitted in the arbitration proceeding.

     11.  SUCCESSORS.

          a. This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than to a trust created for the benefit of the Executive or his ancestors, descendants or spouse or by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          b. This Agreement shall inure to the benefit of and be binding upon the Company and its successors. The Company shall require any successor to all or substantially all of the business and/or assets of the Company, whether direct or indirect, by an agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement.

     12.  MISCELLANEOUS.

          a. EXECUTIVE'S ADDITIONAL TERMINATION RIGHTS. Executive may terminate this Employment Agreement if (i) TPEG fails to timely file a proxy statement in connection with an Annual Meeting of TPEG Stockholders to be held on or before December 31, 1998 requesting approval that the Company be authorized to issue Parent Common Stock in lieu of Series B Preferred Stock currently required under the Merger Agreement (as such terms are defined in the Merger Agreement) (the "Annual Meeting:) or (ii) the TPEG stockholders fail to approve the matters discussed in (i) above at the Annual Meeting. Notwithstanding anything contained in this Agreement or in the Merger Agreement, in the event that the Executive elects to terminate this Agreement pursuant to this Section 12(a), then the Executive shall not be entitled to receive any further benefits hereunder and shall forfeit the right to receive the Contingent Payments (as such term is defined in the Merger Agreement).

          b. WITHHOLDING. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed.

          c. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of California, applied without reference to principles of conflict of laws.

          d. AMENDMENTS. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          e. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered or mailed to the other party by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:

               Craig Sussman
               c/o The Producers Entertainment Group Ltd.
               5757 Wilshire Boulevard, Penthouse 1
               Los Angeles, CA 90036

               with a copy to:

               Michael Wolf, Esq.
               Wolf, Rifkin & Shapiro, LLP
               11400 West Olympic Boulevard, Ninth Floor
               Los Angeles, CA 90064

          If to the Company:

               The Producers Entertainment Group Ltd.
               5757 Wilshire Boulevard, Penthouse 1
               Los Angeles, CA  90036


or to such other address as either party shall have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only when actually received by the addressee.

          f. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          g. WAIVER. Waiver by any party hereto of any breach or default by any other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.

          h. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties unless it is in writing and signed by the party against whom enforcement is sought. All prior and contemporaneous agreements and understandings between the parties with respect to the subject matter of this Agreement are superseded by this Agreement.

          i. SURVIVAL. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

          j. CAPTIONS AND REFERENCES. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. References in this Agreement to a section number are references to sections of the Agreement unless otherwise specified.

          k. CONSENT TO JURISDICTION. Subject to the right to arbitrate, each of the parties to this Agreement hereby submits to the exclusive jurisdiction of the courts of the State of California and the Federal courts of the United States of America located in such state solely in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation and enforcement of this Agreement, that it is not subject thereto; that such action, suit or proceeding may not be brought or is not maintainable in said courts; that this Agreement may not be enforced in or by said courts; that its property is exempt or immune from execution; that the suit, action or proceeding is brought in an inconvenient forum; or that the venue of the suit, action or proceeding is improper. Each of the parties agrees that service of process in any such action, suit or proceeding shall be deemed in every respect effective service of process upon it if given in the manner set forth in SECTION 12(d).

          IN WITNESS WHEREOF, the Executive has hereunto set his hand and the Company has caused this Agreement to be executed in its name on its behalf all as of the day and year first above written.


TPEG MERGER COMPANY      THE PRODUCERS ENTERTAINMENT GROUP LTD.


By: /s/ IRWIN MEYER           By:/s/ IRWIN MEYER
    ----------------------       -------------------------
Its: President                   Its: Chief Executive Officer

By: /s/ ARTHUR BERNSTEIN      By: /s/ ARTHUR BERNSTEIN
    ----------------------       -------------------------
Its: Secretary                    Its: Secretary


Dated: July 15, 1998          Dated: July 15, 1998
       -------------------           ---------------------



CRAIG SUSSMAN


/s/ CRAIG SUSSMAN             Dated: July 15, 1998
    ----------------------           ---------------------

                                      EXHIBIT A

          FISCAL YEAR ENDED JUNE 30,         PRE-TAX NET INCOME(1)
          --------------------------         ----------------------
                               1999        $               750,000.00
                               2000        $               900,000.00
                               2001        $             1,100,000.00
                               2002        $             1,325,000.00
                               2003        $             1,500,000.00

---------------------------------------------------------------------------
          (1)PRE-TAX NET INCOME MEANS PRE-TAX NET INCOME AS DEFINED IN THE MERGER AGREEMENT.